UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 1, 2004

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2004, Maxtor Corporation (the “Company”) entered into an Employment Offer Letter with Fariba Danesh whereby Ms. Danesh shall serve as the Company’s Executive Vice President, Operations. Under the Agreement, Ms. Danesh will receive a monthly salary of $33,333.34, a grant of an option to purchase 230,000 shares of the Company’s common stock, subject to Board approval and the terms of the Company’s Amended and Restated 1996 Stock Option Plan, a grant of 45,000 Restricted Stock Units, subject to the terms of the Company’s Restricted Stock Unit Plan and a hiring bonus of $215,000, refundable to the Company in the event of her voluntary termination during the first two years of her employment. As of the same date the Company also entered into an Executive Retention and Severance Participation Agreement with Ms. Danesh by which she will participate in the Company’s Executive Retention and Severance Plan and a Restricted Stock Unit Award Agreement by which she will be receiving the 45,000 Restricted Stock Units, each with the terms and conditions set forth in the forms of such agreements previously filed by the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, the Company appointed Fariba Danesh to serve as its Executive Vice President, Operations. Ms. Danesh served as Senior Vice President and Chief Operating Officer of Finisar Corporation, a provider of fiber optic subsystems and components and network test and monitoring systems which enable high-speed data communications, from April 2003 to September 2004. Ms. Danesh served as President and Chief Executive Officer of Genoa Corporation from June 2002 to April 2003, when Genoa was acquired by Finisar. From June 2000 to June 2002, she served as Genoa’s Senior Vice President, Operations. Prior to joining Genoa, Ms. Danesh was employed by Sanmina Corporation as Vice President, Manufacturing, from September 1999 to June 2000. Ms. Danesh is 46 years old.

See disclosure under Item 1.01 above for material terms of Ms. Danesh’s employment offer letter and other material terms of her employment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated as of September 30, 2004 from Maxtor Corporation to Fariba Danesh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2004

MAXTOR CORPORATION
By:	/s/ Paul J. Tufano
	Name:	Paul J. Tufano
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter dated as of September 30, 2004 from Maxtor Corporation to Fariba Danesh.